Exhibit 16.01

August 24, 2004

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Commission File No. 0-24512

Ladies and Gentlemen:

We have read Item 4.01 of Anza Capital, Inc. Form 8-K dated August 20, 2004, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ Mc Kennon, Wilson & Morgan LLP